EXHIBIT 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES SALE OF
BROADWAY TICKETING DIVISION

Estimated Total Consideration of $45 Million, Assuming All Contingent Amounts Are Paid;
Company Plans Special Cash Dividend Following Transaction Completion

BOCA RATON, Fla., December 29, 2009 – Hollywood Media Corp. (Nasdaq: HOLL) announced today that it has reached a definitive agreement with privately held Key Brand Entertainment Inc. for the sale of its Broadway Ticketing Division based in New York City, through the sale of all of the outstanding capital stock of Theatre Direct NY, Inc., a wholly-owned subsidiary of Hollywood Media.  The Broadway Ticketing Division comprises Broadway.com and Theatre Direct.  The transaction, which is subject to the approval of Hollywood Media’s shareholders as well as other customary closing conditions, is expected to be completed in the first half of 2010.  Total consideration for the transaction is estimated at approximately $45 million, assuming all contingent amounts are paid.

The consideration to be received in the transaction will consist of cash of $20 million (subject to a working capital adjustment), a five-year second lien secured promissory note from Key Brand in the initial principal amount of $8.5 million at an interest rate of 12% per annum, a warrant for Hollywood Media to purchase 5% of the common stock of Theatre Direct at an exercise price of $0.01 per share, an earnout of up to $14 million contingent upon reaching certain revenue targets, and the assumption of $1.6 million in certain seller liabilities.  The Company expects that its net operating loss carryforwards (NOLs) will offset any federal income taxes other than the Alternative Minimum Tax of 2% on the gain.

Upon completion of the transaction, Hollywood Media expects to pay a one-time cash dividend to its shareholders of approximately $0.60 per share, totaling approximately $18 million.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “After an extremely thorough process, we are pleased to announce a transaction with a strategic buyer that unites our Broadway Ticketing operations and its employees with a highly regarded leader in the theater community.”

Key Brand Entertainment of New York City is a leading developer, producer, and distributor of live theatre in North America through Broadway Across America, the largest Broadway theatre touring organization in the U.S., operating in 42 markets across the U.S. and Canada together with six theatres it owns and/or operates in Boston, Baltimore, and Minneapolis.  Key Brand continues to build on its significant expertise and geographic reach to broaden its production platform while simultaneously presenting Broadway and the West End’s biggest hits to North America, Japan, the United Kingdom, as well as emerging theatre markets.  Key Brand’s shareholders include Tokyo Broadcasting System Television, Inc., Japan’s major television network, TBS Service, Inc., a leading provider of media-related services, and Lawson Entermedia, Inc., the most prominent ticketing company in Japan.

Chairman Thomas B. McGrath and CEO John Gore of Key Brand stated, “We welcome all of the employees joining us through this transaction, and we are pleased that President and COO Matt Kupchin and Executive Vice President of Ticketing Jerome Kane will continue in their current roles. We are excited by the inherent possibilities of this venture. Broadway.com provides preeminent service to the theatergoer and producer alike.  We look forward to the growth and expansion of our businesses. The site has become a fixture and a necessity in the world of theater.”

Upon completion of the transaction, Hollywood Media will retain the following businesses and interests: its Ad Sales Division including the U.K.-based CinemasOnline, its 26.2% equity interest in MovieTickets.com, its Intellectual Properties Division consisting of Tekno Books and a 50% interest in NetCo Partners, an earnout from the Hollywood.com business, and the right to receive payments in connection with today’s announced sale of the Broadway Ticketing Division.

Mr. Rubenstein commented, “We will substantially lower our overhead costs following a transition after the close of the transaction commensurate with our reduced scope of operations, and we intend to maintain a low-cost corporate structure primarily as a vehicle to distribute returns to shareholders.  In addition to the planned cash dividend following the closing of the transaction, we expect to return excess cash to shareholders as it becomes available, subject to reserves.  As noted, we expect sources of future distributions to include the promissory note, earnout and warrant from the sale of our Broadway Ticketing division as well as the earnout from the Hollywood.com business and proceeds from the Company’s other interests.”

Mr. Rubenstein continued, “We intend to continue to operate our remaining businesses where we see opportunities to generate improvements in profitability and growth while controlling costs.”

Commencing on the 91st day after the completion of the sale of the Broadway Ticketing Division, Mr. Rubenstein and Laurie S. Silvers, President, will no longer receive fixed salaries from Hollywood Media (other than a nominal payment of $1 per year) and will each instead receive compensation for his or her services to Hollywood Media in amounts equal to 5% of the sum of (i) any future distributions and other proceeds the Company receives in respect of its ownership interest in MovieTickets.com and (ii) certain other amounts that may be received by the Company from MovieTickets.com.

Peter J. Solomon Company advised Hollywood Media and provided a fairness opinion to its board of directors in connection with the sale of its Broadway Ticketing Division.  Weil Gotshal & Manges, LLP served as legal counsel for Hollywood Media.  Foley & Lardner LLP was special counsel to Hollywood Media.

About Hollywood Media Corp.

After the sale of the Broadway Ticketing business described in this release, Hollywood Media will consist of two divisions focused on the entertainment industry: Ad Sales and Intellectual Properties.  The Company holdings will include a minority interest in MovieTickets.com and a 50% interest in NetCo Partners.

The Ad Sales Division is comprised of the U.K.-based CinemasOnline Limited, UK Theatres Online Limited, WWW.CO.UK Limited and Spring Leisure Limited (collectively known as “CinemasOnline”) and holds Hollywood Media’s investment in MovieTickets.com.  CinemasOnline maintains websites for cinemas and theaters in the U.K. in exchange for the right to sell advertising on such websites.  CinemasOnline also provides other marketing services, including advertising sales on plasma TV screens placed in various venues throughout the U.K. and Ireland, such as cinemas, hotels and car dealerships.  MovieTickets.com is one of the two leading destinations for the purchase of movie tickets through the Internet.   MovieTickets.com is an online ticketing service owned by a joint venture formed by Hollywood Media and several major movie exhibitor chains.  Hollywood Media currently owns 26.2% of the equity of MovieTickets.com.

The Intellectual Properties Division includes a book development and book licensing business owned and operated by our 51% owned subsidiary, Tekno Books, which develops and executes book projects, frequently with best-selling authors.  Tekno Books has worked with over 60 New York Times best-selling authors, including Isaac Asimov, Tom Clancy, Tony Hillerman, John Jakes, Jonathan Kellerman, Dean Koontz, Robert Ludlum, Nora Roberts and Scott Turow.  Hollywood Media is also a 50% partner in NetCo Partners, a partnership that owns NetForce.  Hollywood Media also owns directly additional intellectual property created for it by various best-selling authors.

For more information, please visit the Company’s website, www.hollywoodmedia.com.

Additional Information and Where to Find It

In connection with the transactions contemplated by the definitive agreement for the sale of the Broadway Ticketing Division (the “Purchase Agreement”), Hollywood Media will file a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hollywood Media at the SEC’s web site at http://www.sec.gov and on Hollywood Media’s website at http://www.hollywoodmedia.com.

Participation in the Solicitation

Hollywood Media and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the transactions contemplated by the Purchase Agreement.  Information concerning the interests of Hollywood Media’s participants in the solicitation is set forth in Hollywood Media’s proxy statement on Schedule 14A filed with the SEC on November 18, 2009 and the Form 8-K filed on December 29, 2009, and will be set forth in Hollywood Media’s proxy statement relating to the transactions contemplated by the Purchase Agreement when it becomes available.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our expenses, conditions that may impact our ability to pay dividends in the future (such as the timing and amount of payments made to us in respect of the secured promissory note from Key Brand, the warrant to purchase 5% of the common stock of Theatre Direct, the earnout from Key Brand, our 26.2% equity interest in MovieTickets.com, and an earnout from our divested Hollywood.com business), conditions to the closing of the Key Brand transaction (including shareholder approval) that may not be satisfied, changes in federal income tax position or tax laws, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions, acquisitions, or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, the ability of Theatre Direct to compete with other online ticketing services and other competitors, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2008. Such forward-looking statements speak only as of the date on which they are made.

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000